Calculation of Filing Fee Tables
S-8
Beachbody Company, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	479,971	$ 4.3875	$ 2,105,872.76	0.0001531	$ 322.41
2	Equity	Class A Common Stock, par value $0.001 per share	Other	69,478	$ 4.3875	$ 304,834.73	0.0001531	$ 46.67
Total Offering Amounts:						$ 2,410,707.49		$ 369.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 369.08
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") and 2021 Employee Stock Purchase Plan (the "2021 ESPP" and, together with the 2021 Plan, the "Plans") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans. (2) Consists of (i) 347,391 shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock") that were automatically added on January 1, 2025 to the number of shares authorized for issuance under the 2021 Plan pursuant to an "evergreen" provision, which allows for an annual increase in the number of shares of the Company's common stock authorized for issuance thereunder, and (ii) 132,580 shares of Class A Common Stock that would have been issued upon the vesting of restricted stock unit awards granted under the 2021 Plan, but that were cancelled or forfeited prior to vesting, and as such again became available for issuance under the 2021 Plan pursuant to its terms. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices per share of Class A Common Stock as reported on The New York Stock Exchange on August 8, 2025. (5) The Registrant does not have any fee offsets.

[2]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") and 2021 Employee Stock Purchase Plan (the "2021 ESPP" and, together with the 2021 Plan, the "Plans") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans. (3) Consists of 69,478 shares of Class A Common Stock that were automatically added on January 1, 2025 to the number of shares authorized for issuance under the 2021 ESPP pursuant to an "evergreen" provision, which allows for an annual increase in the number of shares of the Company's common stock authorized for issuance thereunder. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices per share of Class A Common Stock as reported on The New York Stock Exchange on August 8, 2025. (5) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A